UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

THERAPEUTICSMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL  33487
 (Address of principal executive offices and Zip Code)

(516) 961-1911
 (Registrant’s telephone number, including area code)

AMHN, INC.
10611 N. Hayden Rd., Suite D106, Scottsdale, AZ  85260
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 EXPLANATORY NOTE

TherapeuticsMD, Inc. (the "Company") is filing this Amendment No. 2 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission ("SEC") on October 11, 2011 and the amendment filed thereto on November 22, 2011.  We are only filing herewith certain information solely for the purpose of providing expanded disclosure regarding agreements between the Company's subsidiary, VitaMedMD, LLC, with Lang Naturals, Inc. and to file an additional exhibit as requested by the SEC.  As such, this filing should be read in conjunction with the Form 8-K and Amendment No. 1 previously filed with the SEC as stated above.  Accordingly, unless otherwise expressly stated, this Amendment No. 2 does not reflect events occurring after the filing of the original Form 8-K or modify or update in any way disclosures contained in the original Form 8-K and/or the Amendment No. 1 filed on November 22, 2011.

FORM 10 INFORMATION

THE BUSINESS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Promissory Notes

On June 1, 2011, VitaMed sold Promissory Notes ("Notes") in the aggregate of $500,000 with accompanying warrants ("VitaMed Warrants") to purchase an aggregate of 500,000 Units of VitaMed.  The Notes bear interest at the rate of four percent (4%) per annum and are due at the earlier of (i) the six (6) month anniversary of the date of issuance and (ii) such time as VitaMed receives the proceeds of a promissory note issued in an amount of not less than $1,000,000 (the "Funding").  Upon the closing of the Funding on July 18, 2011, as more fully described in the following paragraph, two of the Notes in the aggregate of $200,000 were paid in full.  By mutual agreement, the remaining Notes in the aggregate of $300,000 were extended until the Closing of the Merger.  On October 6, 2011, Notes in the aggregate of $50,000 were paid in full, $50,000 were extended to October 17, 2011, and $100,000 were extended to December 4, 2011.  By mutual agreement, the remaining Notes in the aggregate of $100,000 will be subsequently converted into shares of the Company's Common Stock at $0.38 per share.

On July 18, 2011, VitaMed sold two Senior Secured Promissory Notes ("Secured Notes") in the amount of $500,000 each and also entered into a Security Agreement under which VitaMed pledged all of its assets to secure the obligation.  The Secured Notes bear interest at the rate of six percent (6%) per annum and are due on the one (1) year anniversary of the date of the Secured Notes.  A copy of the form of Secured Note and form of Security Agreement is attached as an exhibit hereto and incorporated herein by reference.

In September and October, 2011, VitaMed sold Convertible Promissory Notes ("Notes") in the aggregate of $534,160. The Notes bear interest at the rate of four percent (4%) per annum and are due December 1, 2011.  The Notes are convertible at the option of the Company into shares of the Company's Common Stock at $0.38 per share.  A copy of the form of Note is attached as an exhibit hereto and incorporated herein by reference.

Loans from Affiliates

As part of the Promissory Notes issued in the aggregate of $500,000 as mentioned above, VitaMed issued short-term Promissory Notes ("Notes") in the aggregate of $200,000 to certain officers and directors of VitaMed. John Milligan, President and Director of VitaMed, and Dr. Brian Bernick, director of VitaMed, were issued Notes for $50,000 each. Reich Family LP, an entity controlled by Mitchell Krassan, Executive Vice President of VitaMed, and Fourth Generation Equity Partners, LLC ("Fourth Generation"), an entity controlled by Nick Segal, a director of VitaMed at the time of the issuance, were issued Notes for $50,000 each. The Notes bear interest at the rate of four percent (4%) per annum. On October 6, 2011, (i) principal and interest of approximately $50,696 under the Note to Reich Family LP was repaid, (ii) principal and interest of approximately $50,696 under the Note to Fourth Generation was converted into shares of the Company's Common Stock at $0.38 per share, and (iii) the due date of the Notes to Mr. Milligan and Dr. Bernick were extended to December 4, 2011.  A copy of the form of Promissory Note is attached as an exhibit hereto and incorporated herein by reference.

Lock Up Agreements

As required by of the Merger Agreement, a Lock Up Agreement ("Agreement") was entered into between the Company and security holders covering the aggregate of 70,000,000 shares of the Company's Common Stock issued pursuant to the Merger or reserved for issuance pursuant to Company Options and Warrants.  Each security holder agreed that from the date of the Agreement until eighteen (18) months thereafter (the "Lock-Up Period"), they would not make or cause any sale of the Company's securities.  After the completion of the Lock-Up Period, the security holder agreed not to sell or dispose of more than 2.5 percent (2.5%) of the aggregate Common Stock or shares reserved for issuance for Company Options and Company Warrants per quarter over the following twelve (12) month period (the “Dribble Out Period”).  Upon the completion of the Dribble Out Period, the Agreements shall terminate.

Lang Agreement

 As previously mentioned, VitaMed entered into a product sales agreement with Lang Naturals, Inc. ("Lang") pursuant to which Lang and VitaMed agreed that Lang would manufacture approximately 90% of VitaMed’s product needs.  This product sales agreement was in the ordinary course of VitaMed's business and was subsequently amended to include new products as they became available for manufacture by Lang (the "Manufacturing Agreements").  VitaMed believes that the contracted rates with Lang are at or below current market rates. After the Closing of the Merger, one of the majority owners of Lang is a minority shareholder of the Company.

In conjunction with arrangements under the Manufacturing Agreements, VitaMed and Lang entered into a Confidentiality Agreement on July 22, 2008. Pursuant to the terms of the Manufacturing Agreements, Lang provided financing terms to VitaMed for product inventory to be manufactured.  On September 20, 2011, VitaMed and Lang executed a Financing Agreement ("Lang Financing Agreement") pursuant to which Lang offered VitaMed special financing terms relative to certain products.  Under the Lang Financing Agreement, VitaMed received from Lang an increase in its normal credit limit from $250,000 to $325,000 plus an additional special credit limit of $700,000. Pursuant to a Confidential Treatment Request filed with the Commission, a redacted version of the Lang Financing Agreement is filed as an exhibit hereto and incorporated herein by reference.

Pernix Stock Purchase

On September 8, 2011, the Company entered into a Stock Purchase Agreement with Pernix Therapeutics, LLC, a Louisiana limited liability company ("Pernix"), and solely for the purposes of Section 5 of the Stock Purchase Agreement, VitaMedMD. Pursuant to the terms of the Stock Purchase Agreement, Pernix agreed to purchase 2,631,579 shares of the Company's Common Stock (the "Shares") at a purchase price of $0.38 per share for a total purchase price of $1,000,000 ("Purchase Price").  The closing of the Stock Purchase Agreement took place on October 5, 2011.  In connection with the Stock Purchase Agreement, the Company and Pernix entered into a Lock-Up Agreement which, among other things, restricts the sale, assignment, transfer, encumbrance and other disposition of the Shares issued to Pernix.  Pursuant to the terms of the Lock-Up Agreement, Pernix agreed that for a period of twelve (12) months from the date of the Lock-Up Agreement, it would not make or cause any sale of the Shares (the "Lock-Up Period").  After the completion of the Lock-Up Period, Pernix agreed not to sell or dispose of more than five percent (5%) of the Shares per quarter for the following twelve (12) month period.  The foregoing descriptions of the Stock Purchase Agreement and Lock-Up Agreement are qualified, in their entirety, by reference to each agreement, copies of which were filed as exhibits to the Current Report on Form 8-K filed with the Commission on September 8, 2011, which Form 8-K and exhibits are incorporated herein by reference.

Non-qualified Stock Options

The Company issued Non-Qualified Stock Options to its executive officers, directors, significant employees, and non-executive employees as further outlined herein at Recent Sales of Unregistered Securities.

Warrants

In conjunction with the Closing of the Merger, the Company assumed VitaMed warrants that were originally issued to certain officers and directors in conjunction with the sale of VitaMed Promissory Notes, and pursuant to the Conversion Ratio, issued Company Warrants for the purchase of an aggregate of approximately 122,744 shares of the Company's Common Stock.  The Company also assumed VitaMed's obligation to subsequently issue warrants to certain officers and directors in consideration for guaranteeing a VitaMed bank loan (the "Reserved Warrants").  Pursuant to the Conversion Ratio, the Reserved Warrants for the purchase of 409,140 shares of the Company's Common Stock will be issued to certain officers and directors of the Company once they are earned.

Director Independence

There are no members of our Board of Directors that qualify as independent directors although our  securities are not currently traded on an exchange or on NASDAQ which would require that the Board of Directors include a majority of directors that are independent.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

See Financial Statements of VitaMed for six months ended June 30, 2011 and for years ended December 31, 2010 and 2009 filed as exhibits to the 14C filed with the Commission on September 12, 2011.

(b)	Pro Forma Financial Information:

See Unaudited Proforma Consolidated Financial Statements filed as exhibits to the 14C filed with the Commission on September 12, 2011.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document

2.1	July 18, 2011	Agreement and Plan of Merger by and among AMHN, Inc., VitaMedMD, LLC and VitaMed Acquisition, LLC(1)
3.1	August 3, 2011	Certificate of Amendment and Restatement to the Articles of Incorporation of AMHN, Inc. (to change name and increase authorized shares) (4)
10.0	July 9, 2009	Lease Agreement(4)
10.1	n/a	Long Term Incentive Plan, as amended(2)
10.2	n/a	Non-qualified Stock Option, form of(4)
10.3	n/a	Common Stock Purchase Warrant, form of(4)
10.4	n/a	Lock Up Agreement, form of(1)
10.5	July 18, 2011	Senior Secured Promissory Note, form of(5)
10.6	July 18, 2011	Security Agreement, form of(5)
10.7	September 8, 2011	Stock Purchase Agreement between the Company and Pernix Therapeutics, LLC(3)
10.8	September 8, 2011	Lock-Up Agreement between the Company and Pernix Therapeutics, LLC(3)
10.9	September 2011	Convertible Promissory Note, form of(5)
10.l0	September 20, 2011	Lang Financing Agreement*
99.1	n/a	Audited Financial Statements for VitaMedMD, LLC for years ended December 31, 2010 and 2009(2)
99.2	n/a	Unaudited Financial Statements for VitaMedMD, LLC for six months ended June 30, 2011 and 2010(2)
99.3	n/a	Unaudited Consolidated Proforma Financial Statements for AMHN, Inc. reflecting VitaMed acquisition as of December 31, 2010 and June 30, 2011(2)
99.4	October 10, 2011	Consent of Auditor(4)
99.5	October 5, 2011	Press Release(4)
____________________________
(1)	Filed as an exhibit to Form 8-K filed with the Commission on July 21, 2011.
(2)	Filed as an exhibit to Definitive Information Statement on Schedule 14C filed with the Commission on September 12, 2011.
(3)	Filed as an exhibit to Form 8-K filed with the Commission on September 14, 2011.
(4)	Filed as an exhibit to Form 8-K filed with the Commission on October 11, 2011.
(5)	Filed as an exhibit to Form 8-K/A, Amendment No. 1, filed with the Commission on November 22, 2011.
*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2011	THERAPEUTICSMD, INC.

	By:	/s/Robert G. Finizio
Robert G. Finizio, Chief Executive Officer